Exhibit 99.1

January 13, 2014

Contact:	Douglas J. Glenn
President and Chief Executive Officer
(757) 217-1000

william wright joins hampton roads bankshares as vice president of finance

Virginia Beach, Virginia, January 13, 2014:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank, today announced that William M. Wright II has joined the Company as Vice President of Finance.  In this position, Wright will report to Chief Financial Officer Thomas Dix and will be responsible for financial reporting, tax, and financial forecasting/budget planning and oversight.

Douglas J. Glenn, President and Chief Executive Officer of the Company and Chief Executive Officer of BHR, said,  “In addition to building the finest team of lenders in our region, we also continue to add outstanding professionals to our corporate staff.  Bill is a proven executive who not only brings a proven track record in  accounting and finance, but also broader business skills and experience, as well as substantial perspective on our markets and customers from his many years working here.”

Wright brings over twenty five years of experience in accounting, finance and executive management.  He joined the Company from Chartway Federal Credit Union in Virginia Beach, VA, where he was Chief Financial Officer.  Previously, he founded and ran a financial management consulting firm that provided chief financial officer services on a part-time or as-needed basis to small and mid-sized firms. From 1997-2008, Wright served in various senior management positions with

Landmark Communications, Inc. in Norfolk, VA.  From 1991-1996, he was Financial Manager/Treasurer with NLC Insurance Companies.  From 1986 to 1991, Wright was a CPA with PricewaterhouseCoopers and Barron, Gannon & Co PC in Connecticut.

Wright earned a Bachelor of Science in Financial Accounting from the University of New Haven and an MBA from Regent University.  He is a Certified Public Accountant in the Commonwealth of Virginia.

Wright has been active in a number of civic and community organizations in the Hampton Roads area.  These include Junior Achievement of Greater Hampton Roads, Inc., Rotary International, Hampton Roads Chamber of Commerce, Starbase-Atlantis of Hampton Roads, Inc. and the Virginian-Pilot Joy Fund.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including prospective statements about the Company’s strategy and the performance of its personnel.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012,  Quarterly Report on Form 10-Q for the quarter ended September 30, 2013,  and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Virginia Beach, Virginia. The Company's primary subsidiaries are The Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the "Banks"). The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, The Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as The Bank of Hampton Roads and Gateway Bank & Trust Co. Shore Bank serves the Eastern Shore of Virginia, eastern Maryland, and southern Delaware through seven banking offices, ATMs, and loan production offices in West Ocean City, Maryland and Rehoboth Beach, Delaware. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company's common stock are traded on the NASDAQ Global Select Market under the symbol "HMPR." Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.